SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 20, 2004

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                      DELAWARE                               000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

                                   51-0386871
                                 (IRS EMPLOYER
                              IDENTIFICATION NO.)

                                 975 SPAULDING
                             GRAND RAPIDS, MICHIGAN
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49546
                                   (ZIP CODE)
                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (616) 940-3800


===============================================================================

Item 5.   Other Events.

    McKenzie Bay International, Ltd. (the "Company") issued a press release, dated January 19, 2004 entitled-"Pacific Ocean WindStor sales agent engaged."

PRESS RELEASE

Pacific Ocean WindStor sales agent engaged

Monday January 19, 1:13 pm ET

BRIGHTON, MI, and VOLCANO, HI, Jan. 19, 2004 - McKenzie Bay
International Ltd. (OTC:MKBY.PK - News) has signed a sales agency agreement with Millennium Power Group, LLC ("MPG") of Volcano, Hawaii. MPG will introduce WindStor(SM) to their clients and other prospective customers, primarily Islands of the Pacific Ocean region. MPG is a system integrator that markets, designs, installs and operates a full product line of renewable energy systems to generate clean, reliable and economic power. Components may include advanced Water, Tidal, Solar, Wind, Biomass, Geothermal, Thermal Electric Generation, Hydrogen Generation and Hydrogen Fuel Cell technology.

"Many of our clients have average electrical costs in excess of US$0.25/kWh due to high costs associated with diesel power in remote locations. WindStor provides a means to replace diesel provided power as the primary power source with 'Green' wind energy." said Bill Meyer, President of MPG. "We are excited about this opportunity to introduce WindStor's ability to lower the cost of distributed energy, while simultaneously improving power quality and providing an uninterruptible, standby, power supply, to our island clients."

"Without the ability to store and distribute power, maximum penetration from a standalone wind turbine in a diesel powered location is approximately 10% for minimal operating cost reductions." said Gary Westerholm, Chairman and President of McKenzie Bay. "WindStor's ability to generate, store and distribute wind power increases maximum penetration from wind power to more than 50% thereby displacing diesel generators as the primary power source affording significant cost and pollution reductions."

    Contact: Investor Relations - Richard Kaiser - 800-631-8127
             (001-757-306-6090) McKenzie Bay International Ltd - info@mckenziebay.com
             Millennium Power Group, LLC-ed@mpg-global.com

    About WindStor

WindStor is a "Green Energy" electricity generation, storage and distribution system for "urban" and "remote" locations designed to integrate with existing sources of electricity. WindStor's proprietary "System Integrator" automatically selects the lowest cost electricity input from either a DERMOND Wind Turbine DWT(SM) or primary supply source or other source(s). All electricity input is routed through a vanadium-based battery to the customer. The DWT and System Integrator are DERMOND INC components (McKenzie Bay subsidiary) and the vanadium battery is outsourced.

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of entering the energy production market; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.



SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MCKENZIE BAY INTERNATIONAL, LTD.


Date:January 20, 2004

By: /s/ Gregory N. Bakeman
---------------------------
      Gregory N. Bakeman
      Chief Financial Officer,
      Treasurer and Director